As filed with the Securities and Exchange Commission on May 25, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under
The Securities Act of 1933

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	35-0827455
(State of other jurisdiction of incorporation or organization)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne, Indiana 46809
(Address of principal executive offices, including zip code)

Franklin Electric Co., Inc. Amended and Restated 2017 Stock Plan
(Full title of the plan)

Jonathan M. Grandon
Chief Administrative Officer,
General Counsel and Secretary
Franklin Electric Co., Inc.
9255 Coverdale Road
Fort Wayne, Indiana 46809
(Name and address of agent for service)

(260) 824-2900
(Telephone number, including area code, of agent for service)

With a copy to:

Lauralyn G. Bengel
ArentFox Schiff LLP
233 South Wacker Drive
Suite 7100
Chicago, Illinois 60606
(312) 258-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” "smaller reporting company," and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

The contents of the Registration Statement on Form S-8 (File No. 333-217790), filed by the Registrant with the Securities and Exchange Commission on May 9, 2017, registering shares of its Common Stock, par value $0.01 per share, issuable under the Plan, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in the Registration Statement (other than the exhibits and signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-217790) as described above, and is incorporated herein by reference.

Item 8.     Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of Franklin Electric Co., Inc. (incorporated by reference to Exhibit 3.1 of the Company's Form 8-K filed on May 7, 2019)
4.2	Amended and Restated By-Laws of Franklin Electric Co., Inc., as amended January 27, 2020 (incorporated by reference to Exhibit 3.1 of the Company's Form 8-K filed on January 30, 2020)
4.3	Franklin Electric Co., Inc. Amended and Restated 2017 Stock Plan (incorporated by reference to Exhibit A of the Company's Proxy Statement filed on March 21, 2023)
5	Opinion of ArentFox Schiff LLP (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of ArentFox Schiff LLP (contained in the Opinion filed as Exhibit 5) (filed herewith)
24	Powers of Attorney (contained on the signature pages hereto)
107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana, on the 25th day of May, 2023.
FRANKLIN ELECTRIC CO., INC.

By:	/s/ Gregg C. Sengstack
Gregg C. Sengstack
Chairperson and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Gregg C. Sengstack and Jeffery L. Taylor, and each of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including any post-effective amendments and supplements) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes such person might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated below.

SIGNATURE	TITLE	DATE

/s/ Gregg C. Sengstack	Chairperson and Chief Executive Officer	May 25, 2023
Gregg C. Sengstack	(Principal Executive Officer)

/s/ Jeffery L. Taylor	Vice President and Chief Financial Officer	May 25, 2023
Jeffery L. Taylor	(Principal Financial and Accounting Officer)

/s/ Victor D. Grizzle	Director	May 25, 2023
Victor D. Grizzle

/s/ Alok Maskara	Director	May 25, 2023
Alok Maskara

/s/ Renee J. Peterson	Director	May 25, 2023
Renee J. Peterson

/s/ Jennifer L. Sherman	Director	May 25, 2023
Jennifer L. Sherman

/s/ Thomas R. VerHage	Director	May 25, 2023
Thomas R. VerHage

/s/ Chris Villavarayan	Director	May 25, 2023
Chris Villavarayan

/s/ David M. Wathen	Director	May 25, 2023
David M. Wathen